Exhibit 23.5

AstraZeneca PLC
Legal & Secretary’s Department
2 Kingdom Street
London
W2 6BD

Date
21 December 2010

For the attention of Adrian Kemp
By fax 020 7604 8151 & by post

Dear Ladies and Gentlemen

BUREAU VERITAS STATEMENT OF ASSURANCE FOR ANNUAL REPORT AND FORM 20-F INFORMATION 2009

In connection with the filing of the accompanying Registration Statement on Form F-3 (the “Form F-3”) of AstraZeneca PLC (“AstraZeneca”), Bureau Veritas hereby authorises AstraZeneca to refer to Bureau Veritas’s external assurance on corporate responsibility related information as stated on page 100 and as identified on the pages included in Exhibit 15.5 to AstraZeneca’s Annual Report and Form 20-F Information for the fiscal year ended December 31, 2009 (the “Annual Report”), which Annual Report is incorporated by reference in the accompanying Form F-3 of AstraZeneca, subject to the same acknowledgements and agreements as set forth in our letter included in Exhibit 15.5 to the Annual Report.

Please indicate your agreement to the foregoing by signing in the space indicated below. Our authorisation will not become effective until accepted and agreed by AstraZeneca.

Very truly yours,

/s/ Rachel Rymarz

Rachel Rymarz, Project Manager (Sustainability Services)
For and on behalf of Bureau Veritas UK Ltd

ACCEPTED AND AGREED
this 21st day of December 2010

AstraZeneca PLC

By: /s/ Adrian Kemp

Name: Adrian Kemp
Title: Company Secretary